Exhibit 10.3
English Translation
Master Agreement
For
the Grant of Trade Finance and Letter of Guarantee Credit Line Facilities
THE EXPORT & IMPORT BANK OF CHINA

Contract No.: 2008 Jinchuyin Jing (Mao Rong) Zi No. 08011

Party A:	Baoding Tianwei Yingli New Energy Co., Ltd
Business License No.:	130000400000845
Legal Representative:	Ding Qiang
Registered Address:	3055 Fuxing Middle Road, New and High-Tech Industrial Development Zone, Baoding
Postcode:	071056
Tel:	0312 8929730
Fax:	0312 3151881

Party B:	The Import & Export Bank of China Beijing Branch
Responsible Person:	Li Jicheng
Registered Address:	F/10, Winland Int. Financial Center, 7 Financial Street, Xicheng District, Beijing
Postcode:	100140
Tel:	010-58365199
Fax:	010-58365184

This Agreement is entered into by and between Party A and Party B in accordance with relevant laws, regulations and rules by way of thorough discussions and pursuant to the principles of voluntariness, equality, mutual benefit and trustworthiness.

Article 1	Credit Line Limit
For the purpose of this Agreement, the term “Credit Line Limit” means the amount capping the balance of the principal of the valid trade finance and guarantee letter credit facility granted to Party A over a certain period upon satisfaction of certain conditions.

Article 2	Types of Credit Line Limits
The Credit Line Limits under this Agreement shall include the following types: items (1), (2) and (10):
(1) L/C Opening Limit (“L/C Facility”): The facility limit to be granted by Party B to Party A in handling import-related L/Cs upon Party A’s application (as importer) for the opening of such L/Cs, prior to Party A paying or paying in full the deposit for such L/Cs.
(2) Import Bill Advance Limit: The short-term fund accommodation facility limit (with recourse) to be granted by Party B to Party A against a pledge given by Party A (as importer) on the property rights of the imported goods. The term “Import Bill Advance” shall include both the import bill advance under an L/C and the import bill advance under an inward collection arrangement.
(3) Shipping Guarantee Limit: The limit amount under the shipping guarantee to be issued by Party B to Party A (as importer) in favor of the shipping company or its agent upon Party A’s application for the purpose of enabling Party A to take possession of goods imported under an L/C in situations where such goods arrive prior to their invoices.
(4) Packing Loan Limit: The short term fund accommodation facility to be granted by Party B to Party A in favor of the pre-loading procurement, production, shipping and other operating activities of the exported goods against the business contract executed between Party A (as exporter) and the overseas importer and the valid original L/C issued by a foreign bank in favor of Party A and any original amendment copy thereof.
(5) Export Bill Purchase Limit: The limit of the fund accommodation facility (with recourse) granted by Party B to Party A (as exporter) whereby Party B purchases the full set of export documents delivered by Party A to Party B, advances to Party A the payment for related export goods upon deduction of interest and relevant expenses, and then requests and recovers in the place of Party A such payment for related export goods. The term “Export Bill Purchase” shall include both the export bill purchase under an L/C and the import bill advance under a documentary collection arrangement.

(6) Letter of Guarantee Limit: The limit amount of a letter of guarantee to be issued by Party B in favor of an outside party for the account of Party A when handling Party A’s request for the issuance of such letter of guarantee, without the collection or full collection of the deposit for such letter of guarantee.
(7) Export Factoring Limit: The limit amount of the facility whereby Party A (as exporter) assigns its accounts receivable (provided that the terms of payment for such export goods shall be D/A or O/A ) to Party B upon shipping of the goods; and Party B shall then assign in its turn such accounts to a foreign import factor; and such foreign import factor shall provide to Party A collection and bad debt guarantee in respect of such accounts receivable, and Party B shall provide to Party A financing and payment collection management.
(8) Export Commercial Invoices Discounting Limit: The limit amount of the short term fund accommodation facility whereby Party A (as exporter) assigns its accounts receivable (provided that the terms of payment for such export goods shall be D/A or O/A ) to Party B upon shipping of the goods; and Party B shall with recourse and by way of discounting purchase such accounts receivable under export commercial invoices.
(9) Import Factoring Limit: The limit amount of the arrangement whereby Party B at the request of a foreign export factor Party A (as an importer which imports goods under the payment terms of D/A or O/A) determines the credit line limit of Party A and then provides to such foreign export factor collection, credit investigation, bad debt guarantee and other services in respect of the accounts receivable.
(10) Other Limits: Outward Remittance Financing Limit.

Article 3	Amounts of Credit Line Limits
3.1 Party B agrees to grant to Party A an overall trade finance and letter of guarantee credit line facility limit of up to RMB FIVE HUNDRED MILLION, of which:
(1) Up to RMB ONE HUNDRED MILLION shall consist of L/C Opening Limit; and opening of each L/C under such limit shall further be subject to a deposit equal to  N/A % of the sum of the amount of such L/C and the overshipment;
(2) Up to RMB ONE HUNDRED MILLION shall consist of Import Bill Advance Limit; and the amount of each of such advance under such limit shall not exceed  N/A % of the amount of the bill of exchange or the amount of the invoice;
(3) The Shipping Guarantee Limit shall at maximum not exceed  N/A .

(4) The Packing Finance Limit shall at maximum not exceed  N/A ; and each single packing finance shall at maximum not exceed  N/A % of the amount of the bill of exchange or the amount of the invoice;
(5) The Export Bill Purchase Limit shall at maximum not exceed  N/A ; and each single export bill purchase finance shall at maximum not exceed  N/A % of the amount of the bill of exchange or the amount of the invoice;
(6) The Letter of Guarantee Limit shall at maximum not exceed  N/A .
(7) The Export Factoring Limit shall at maximum not exceed  N/A .
(8) The Export Commercial Invoice Discounting Limit shall at maximum not exceed  N/A .
(9) The Import Factoring Limit shall at maximum not exceed  N/A .
(10) Other: The Outward Remittance Financing Limit shall at maximum not exceed RMB FOUR HUNDRED MILLION.

Article 4	Term of Credit Line Limits
4.1 The term of this agreement shall be TWELVE months, commencing as from October 27th, 2008 (“Credit Line Term”).
4.2 During the Credit Line Term, the individual term of each credit line limit to be drawn on by Party A shall be as follows:
(1) Under the L/C Opening Limit, the individual term of such limit drawn on by Party A shall be no greater than  N/A  days, commencing as from the opening date of the L/C and ending as on the date on which the foreign exchange payment has been made against the documents;
(2) Under the Import Bill Advance Limit, the individual term of such limit drawn on by Party A shall be no greater than 360 days, commencing as from the date on which the foreign exchange has been paid to the outside party;
(3) Under the Shipping Guarantee Limit, the individual term of such limit drawn on by Party A shall be no greater than  N/A  days, commencing as from the date of issuance by Party B of such guarantee and ending as on the date on which such guarantee issued by Party B in favor of the shipping company or its agent has been returned in exchange;
(5) Under the Export Bill Purchase Limit, the individual term of such limit drawn on by Party A shall be no greater than  N/A  days, commencing as from the date of such purchase finance and ending as on the date of collection by Party B of foreign exchange;

(6) Under the Letter of Guarantee Limit, the individual term of such limit drawn on by Party A shall be no greater than  N/A  days, commencing as from the opening date of such letter of guarantee and ending as on the date on which Party B has been released from its liability under such letter of guarantee;
(7) Under the Export Factoring Limit, the individual term of such limit drawn on by Party A shall be no greater than  N/A  days, commencing as from the date of delivery of documents and ending as on the date of collection by Party B of foreign exchange;
(8) Under the Export Commercial Invoice Discounting Limit, the individual term of such limit drawn on by Party A shall be no greater than  N/A  days, commencing as from the date of delivery of documents and ending as on the date of collection by Party B of foreign exchange;
(9) Under the Import Factoring Limit, the individual term of such limit drawn on by Party A shall be no greater than  N/A  days, commencing as from the date of acceptance of the factoring request and ending as on the date on which Party B has been released from its guarantee liability;
(10) Other: Under the Outward Remittance Financing Limit, the individual term of such limit drawn on by Party A shall be no greater than 360 days, commencing as from the payment date of the outward foreign exchange payment.
4.3 Upon expiry of the Credit Line Term, the grant of credit line hereunder shall terminate automatically and any and all limit not drawn on by Party A shall expiry automatically. Where Party A has the need to continue to draw on a credit line limit, it shall file a new application with Party B and a new credit line agreement shall need to be entered into upon approval of such application by Party B.
4.4 The term of the obligation of Party A in discharging its debts in respect of any single trade finance and letter of guarantee credit line granted during the Credit Line Term shall not be restricted by the expiry of the Credit Line Term.

Article 5	Interest and Expenses
5.1 Interest and the calculation and settlement method thereof shall all be dealt with in accordance with the published rules of Party B. In respect of fixed rate financing facilities, interest shall be computed at the agreed interest rate at the time of interest settlement. In respect of floating rate financing facilities, interest shall be computed at the then current interest rate determined during the floating rate period. Upon expiry of each single financing facility, Party A shall repay on a lump-sum basis principal and interest to the effect that interest shall be settled in full together with principal. If relevant payments have been collected prior to expiry of such single financing facility, Party A shall immediately repay relevant principal and interest of such financing facility.

5.2 The expenses to be paid by Party A to Party B hereunder shall include without limitation:
(1) Expenses actually incurred by Party B in handling each business operation hereunder;
(2) Expenses incurred by Party B in requesting payment from relevant parties in connection with the recovery of payments under the L/Cs, documents, bills, guarantees and securities(pledges) in respect of the Credit Line Limits hereof;
(3) Party A shall bear legal service, insurance, appraisal, registration, custody, authentication, notary expenses and the like in connection with this Agreement and the securities hereunder.

Article 6	Uses of Credit Line Limits
6.1 Condition Precedent for Use of Credit Line Limits: Unless waived in whole or in part by Party B, Party B shall become obligated to grant to Party A trade finance and letter of guarantee credit line facilities only upon satisfaction of the following conditions precedent:
(1) Party A has in accordance with the requirements of relevant laws and regulations completed the approval, registration, delivery and other legal procedures in connection with the credit line limits hereunder;
(2) Security agreements or other forms of security meeting the requirements of Party B have become effective and shall remain valid;
(3) There has occurred no event of default set out herein;
(4) All documents deemed requisite for delivery by Party B have been delivered;
(5) Party A has in accordance with the requirements of its corporate constitutional documents lawfully and duly authorized the entity and signatory entering into, delivering, accepting and performing on its behalf this Agreement and any document hereunder; and has completed and delivered the Authorization Letter for the Grant of Trade Finance and Letter of Guarantee Credit Line Facilities as requested by Party B;
(6) The Application Letter for the Grant of Trade Finance and Letter of Guarantee Credit Line Facilities and relevant documents have been reviewed and approved by Party B;
(7) Party A has entered into specific credit line grant business agreements for such specific business operations as factoring, forfaiting;
(8) Other conditions precedent agreed upon by the Parties hereto  N/A .

6.2 Calculation of the principal utilized by a Credit Line Limit shall be dealt with under the relevant rules of Party B, provided that such rules shall neither constitute a restriction on the rights and interests of Party B, nor constitute a reduction or exemption of the interest payment obligation or other obligation or liability of Party A hereunder, nor be deemed a restriction on the scope of the debts of Party A or the scope of guarantee of the security provider. In respect of trade finance and letter of guarantee business operations conducted in a currency other than the currency of the granted credit line, such relevant currency shall in accordance with the request of Party B be converted into equivalent amounts in the currency of the granted credit line for the purpose of determining the amount of the principal utilized by such credit line, provided that Party A and its security provider shall continue to discharge its debts with the currency of the specific business.
6.3 At any time during the Credit Line Term hereof, the sum of the balance of the principal of each single credit line limit shall not exceed the overall trade finance and letter of guarantee credit line facilities.
6.4 Party A may subject to the provisions on the ceiling limits of each single credit line limit hereunder draw on such single credit line limit in a revolving manner within the Credit Line Term, with no restriction on the times of such uses or the amounts of each such use.
6.5 Once drawn on, a Credit Line Limit hereunder shall become a debt of Party A to Party B. The claims of Party B shall include without limitation principal, interest, overdue interest, penalty interest, banking charges, liquidated damages, indemnities, and other expenses in connection with the realization of the claims of Party B (including without limitation litigation, arbitration, attorney, asset conservation, travel, enforcement, appraisal, auction expenses, etc.).
6.6 Party A shall use the Credit Line Limits hereunder in accordance with this Agreement and the rules of Party B governing trade finance and letter of guarantee credit line facilities, settlement and lending.
6.7 When drawing on the various limits hereunder, Party A shall submit to Party B a written application letter for trade finance and letter of guarantee credit line facilities and/or relevant business application letters (including without limitation the application for L/C opening; the application for shipping guarantee; the documents delivery contact note related to export L/C or export collection), while Party B will, upon review and approval of the same, handle relevant trade finance and letter of guarantee credit line facility grant business or enter a specific credit line grant business agreement with Party A in accordance with the requirements.
6.8 Within the amounts set out herein and within the Credit Line Term set out herein, Party A may submit its credit line limit use applications on a transaction-by-transaction basis and Party B will handle accordingly upon review and approval of the same.

Article 7	Rights and Obligations of the Parties

7.1 Save as otherwise provided by laws, regulations and rules, Party A shall have the right to request Party B to maintain in confidence relevant information and production and operation-related business secrets provided by Party A.
7.2 Party A may at any time during the Credit Line Term submit a credit line limit use application with Party B. When submitting such application, Party A shall in accordance with the request of Party B complete in respect of each such application the Application Letter for Trade Finance and Letter of Guarantee Credit Line Facilities and other documents required by Party B. If, upon review, Party B finds such application consistent with relevant laws, regulations and rules of the state, this Agreement and relevant business management rules of the Party B, Party will in accordance to its relevant business operation procedures, handle relevant procedures, or, where required by the content of the relevant specific business, enter into a specific credit line grant business agreement with Party A. If, upon review of such application, Party B does not agree to proceed, it shall so notify Party A without delay.
7.3 Party A shall, in accordance with the request of Party B provide its planning and statistics information, accounting and financial statements and information on its production and operation status and shall warrant the truthfulness, completeness and validity of such information and status.
7.4 Party A shall actively cooperate with and voluntarily accept the control and supervision by Party B in respect of its production and operations, financial activities and use of the credit line limits hereunder.
7.5 Party B shall have the right to appraise at an appropriate time the credit rating of Party A in accordance with the internal rules of Party B. Where the credit rating of Party A has been downgraded or if there occurs any other circumstance which in the opinion of Party B affects the normal production and operation of Party A, Party B shall the right to adjust and ultimately cancel the Credit Line Limit/s not yet drawn on by Party A.
7.6 Party A shall open the RMB or, as the case may be, foreign exchange settlement account with Party B and entrust Party B to handle its export trade settlement operations, its import and export trade finance operations and other banking settlement operations.
7.7 Party A shall use the limits in accordance with the agreed purpose of use.
7.8 Party A shall repay the principal and interest of debts as per the agreed times.
7.9 Party A shall bear the exchange risk. If, due to exchange rate changes, the sum of the credit line limits utilized by Party A may exceed the agreed limit hereunder, Party A shall provide a security acceptable to Party B promptly upon receipt of notice from Party B. Party B shall also have the right to refrain from providing trade finance in respect of the amounts of the credit line limits that have increased as a result of exchange rate changes.

7.10 Party A shall within the period prescribed hereunder deposit into the account opened with Party B monies sufficient to cover its dues and Party B shall have the right to directly and at its discretion deduct and transfer such monies from such account. If Party A fails to timely and fully pay to Party B debts that have become due and payable, Party B shall have the right of to directly deduct and transfer monies from such debt deposit account, or any other account opened by Party A with the whole Import & Export Bank of China system. Should Party A fail to settle monies due and payable, Party B shall have the right to exercise its rights of security or take other claims realization measures.
7.11 Party A shall not withdraw its capital or transfers its assets and attempt thereby to avoid its debts owing to Party B. During the term of this Agreement, Party A may not sell its main assets or make a material capital expenditure without written consent of Party B.
7.12 During the term of this Agreement, Party A may not provide any form of guaranty in respect of the debts of a third party without written consent of Party B.
7.13 If the guarantor hereunder has wound down business, ceased operations, cancelled its registration, forfeited its business license or has it revoked, become bankrupt, suffered losses in its operations, or has otherwise suffered a similar circumstance, and has as a result lost in part or in full its guarantee ability commensurate with the Credit Line Limits hereunder; or, if the security or the pledged property provided as a guarantee hereunder has decreased in value or has suffered accidental damage or loss, Party A shall promptly notify Party B of the same and shall provide other security arrangements acceptable to Party B.
7.14 Prior to full settlement of the debts, in the event of a change to its name, legal representative (or responsible person), domicile, business scope, registered capital, etc., Party A shall notify Party B of the same without delay.
7.15 If, prior to full settlement of the debts, Party A effects contracting, leasing, conversion into the joint-stock system, joint operation, merger, consolidation, spin-off, joint venture, filing for business suspension and rectification, filing for dissolution, filing for bankruptcy or other course of action that is sufficient to affect Party B’s realization of its claims, Party A shall give Party B a SEVEN banking business days notice, shall obtain consent of Party B and shall in accordance with the request of Party B implement full settlement and guaranty of the debts.
7.16 If, prior to full settlement of the debts, Party A has wound down business, ceased operations, cancelled its registration, forfeited its business license or has it revoked; or, if, prior to full settlement of the debts, the legal representative or responsible person of Party A has engaged in illegal activities; or if, prior to full settlement of the debts, Party A has become involved in a material litigation, or has suffered material difficulties in its production and operation activities, or has suffered deterioration in its financial conditions or like circumstances; and if the debt repayment ability of Party A has thereby suffered a material adverse effect, Party A shall immediately notify Party B of the same in writing and shall implement in accordance with the request of Party B full settlement and guaranty of the debts.
7.17 Party A covenants that it will not enter into any contract with any third party contrary to the rights and interests of Party B hereunder.
7.18 Prior to full settlement of all debts hereunder, Party A may not use any asset arising out of the credit line limits granted by Party B to provide a guaranty to any third party without the written consent of Party B.
7.19 Party A shall be liable to indemnify the losses incurred by Party B as a result of a dispute arising out of the underlying contract or a reason attributable to a third party.
7.20 In handling the import L/C credit line grant business, Party A and Party B shall also have the following rights and obligations, respectively:
(1) When applying to Party B for the opening of an L/C, Party A shall in accordance with the request of Party B submit in respect of each operation an L/C Opening Application and provide the underlying contract and other documents and information, and shall warrant the truthfulness of such documents and the lawfulness of such underlying transaction.
(2) The RMB and foreign currency settlement operations under the L/C the opening of which has been applied for by Party A shall all be handled through Party B.
(3) Party B shall handle such L/C business in accordance with relevant laws and regulations, and international customary practices.
(4) Party A covenants to discharge its repayment obligations in respect of its Debts owing to Party B. For the purpose of this clause, the term “Debts” shall include without limitation the monies payable for the goods under the L/C; relevant handling fees; telecommunications fees; miscellaneous expenses; the overdue interest payable by Party A arising out of the payment advanced by Party B under the L/C; liquidated damages; indemnities; relevant banking expenses the payment of which has been declined by the foreign beneficiary; and the claims realization expense incurred by Party B.
(5) Where an amendment is required in respect of the L/C , Party A shall submit to Party B an L/C Amendment Application and shall undertake to pay all costs arising out of such L/C amendment (including relevant banking expenses the payment of which has been declined by a foreign beneficiary).
(6) Party A shall within the period prescribed by the Advice of Arrival of Documents under the Import L/C notify Party B in writing to handle the outward payment/acceptance/ late payment confirmation/ payment refusal formalities. If Party A fails to so notify Party B in the prescribed period, Party B shall have the right to handle in its discretion such outward payment/acceptance/ late payment confirmation/ payment refusal formalities and Party A shall bear all liabilities and consequences arising therefrom.
(7) If Party A intends to request Party B to refuse payment/acceptance/late payment confirmation due to a discrepancy between the L/C and the relevant documents, Party A shall within the period prescribed by the Import L/C Payment/Acceptance Advice submit to Party B in writing the payment refusal request and reasons therefor and specify therein all of the discrepancies and shall return to Party B all of the documents submitted by Party B to Party A. In any event, even if Party A has requested refusal of payment/acceptance/late payment confirmation, Party B shall nonetheless have the right to independently determine whether there exists any discrepancy and whether or not to refuse payment and Party A shall bear the consequences and losses arising out of such independent determination effected by Party B in accordance with the clauses of the L/C and applicable international customary practices and shall be restricted from refusing to repay the monies advanced by Party B under the L/C on the basis of such independent determination.
(8) If the L/C applied for by Party A is a short-term L/C, and if Party B determines there is no discrepancy between the L/C and relevant documents, Party A shall undertake to settle all of the monies and relevant expenses within three banking business days of the issuance by Party B of the Import L/C Payment/Acceptance Advice.
If the L/C applied for by Party is a long-term L/C, Party A shall settle with Party B all of the monies and relevant expenses prior to the due date of the payment.
(9) Party B shall be liable to indemnify the losses incurred by Party B as a result of a dispute arising out of the underlying agreement of the L/C or a reason attributable to a third party.
(10) Party B shall in no event be held liable for any consequence arising out of the delay or loss occurring during the course of transmission of any telegram, correspondence or documents, or for any delay, incompleteness or other error occurring during the course of any telegraphic transmission.
(11) Portions of the L/C Opening Application and the L/C Amendment Application, the completion of which is required to be effected in English shall be completed in English. If Party A completes such portions in Chinese and thereby causes ambiguities, Party B shall not be liable for the same.
(12) All consequences arising out of illegible writing or ambiguous wording in the L/C Opening Application and the L/C Amendment Application shall solely be borne by Party A.
7.21 In handling the import bill advance business, Party A and Party B shall also have the following rights and obligations, respectively:

(1) Party A shall have the right to request Party B to make available to Party A the import bill advance amounts in accordance with the provisions hereof.
(2) Party B shall maintain in confidence the business secrets of Party A.
(3) The RMB and foreign currency settlement operations of Party A under this Agreement shall all be handled through the account opened with Party B.
(4) Upon making the outward payment, Party B shall acquire the title to the goods represented by relevant documents.
(5) Upon issuing the Trust Receipt to Party B, Party A may obtain from Party B the original copy of the aforesaid document, provided that Party A shall, acting as a person entrusted by Party B, handle relevant matters related to the goods on behalf of Party B.
(6) The monies obtained by Party A from the sale of the aforesaid goods shall be applied towards the repayment of the import bill advance amounts and any underpaid portion shall be repaid by Party A with other funds.
(7) All expenses arising from the disposal of the goods or in connection with the goods shall be borne by Party A.
(8) If Party A is dissolved, revoked, or becomes bankrupt or is subject to like circumstances, Party A shall satisfy on a priority basis the claims of Party B under the import bill advance facility by disposing of the securities provided to Party B.
(9) Prior to full settlement of the principal, interest and expenses of the import bill advance facility, Party A shall not mortgage (or pledge) the documents and the goods represented by such documents in favor of a third party.
(10) Party A shall, in accordance with the request of Party A and at its cost and expense, take out various insurance policies, naming Party B as the primary beneficiary, with a reputable insurer in respect of the goods under the import bill advance-related L/C or documents in an amount corresponding to the full value of such goods. Party A undertakes to sign at any time at the request of Party B all documents necessary for Party B to take delivery of goods or make claims. If an insurance claim event has occurred to the goods under the insurance policies, Party A shall immediately notify Party B of the same in writing and the proceeds from such claim shall be deposited into an account designated by Party B as the subrogation monies for the goods.
(11) Party B shall have the right to inspect and supervise the sales revenue collection status of the goods under the import bill advance-related L/C or other documents and Party A shall from time to time provide relevant information to Party B in writing as requested by Party B.

7.22 When Party A applies for the opening of the shipping guarantee, Party A and Party B shall also have the following rights and obligations, respectively:
(1) When applying for the opening of the Shipping Guarantee, Party A shall in respect of each operation submit to Party B the Shipping Guarantee Application and the Trust Receipt, and shall in accordance with the request of Party B furnish to Party B the facsimile copies or photocopies of the invoices, B/L, packing list and other documents, and the goods arrival advice issued by the shipping company.
(2) Party B shall provide the shipping guarantee only in respect of the import goods under the L/C opened by Party B.
(3) Upon opening of the Shipping Guarantee by Party B, if the beneficiary of such guarantee or the holder of the original copy of the B/L makes a claim, Party A shall within 3 banking business days of receipt of the Payment Advice deposit into an account designated by Party B monies adequate to cover amounts payable and relevant expenses.
(4) Without written consent of Party B Party A shall not mortgage (pledge) the goods under the Shipping Guarantee in favor of any other entity or individual.
(5) Upon receipt of the Advice on Arrival of Documents under the Import L/C from Party B, irrespective of whether there exists any discrepancy, Party A shall effect payment or acceptance on an immediate and unconditional basis. If Party A fails to so pay or accept within the prescribed period, Party B shall have the right to deduct and transfer monies from any account opened by Party A with the whole Import & Export Bank of China system so as to ensure timely carrying out of the outward payment.
(6) Party A undertakes to redeem from the shipping company or its agent the Shipping Guarantee issued by Party B within 15 days from receipt of the original B/L and return the same to Party B. If Party A redeems such Shipping Guarantee within 30 days only, Party B shall have the right to use in its discretion the B/L to redeem the Shipping Guarantee from the shipping company or its agent, all at the sole cost and expense of Party A.
(7) If any suit is brought against Party B as a result of issuance of the Shipping Guarantee, Party A shall provide for adequate defense fees and undertake to unconditionally bear all liabilities and risks arising therefrom and indemnify Party B against all costs and losses arising therefrom. The aforesaid liabilities, risks, costs and losses shall include without limitation the indemnity liability, the litigation expenses, attorney’s fee, travel expenses, etc.
(8) If a result of the Shipping Guarantee the relevant vessel or such other vessel or property of the owner of such relevant vessel becomes detained or seized or threatened with detention or seizure, Party A shall be responsible for the release of such detention or seizure or, alternatively, shall take all necessary security measures to prevent the occurrence of such detention or seizure, or secure the release of the detained or seized vessel or property on a bail. Irrespective of whether such detention or seizure is legal or not, Party A shall be liable to indemnify the losses, damages and costs arising therefrom.
7.23 When Party A draws on the packing loan limit, Party A and Party B shall also have the following rights and obligations, respectively:
(1) The L/C involved in the packing loan shall be an L/C advised by Party B or, if not advised by Party B, a freely negotiable L/C. The document delivery and foreign exchange collection operations in respect of the export under the packing loan shall be handled by Party B.
(2) The RMB and foreign currency settlement operations of Party A under the packing loan shall all be handled through the account opened with Party B.
(3) Proceeds from the export collection or the export bill purchase arrangement shall be immediately applied towards repayment of the principal, interest and other expenses of the borrowed monies. In respect of the export collection under a partial shipment L/C, each foreign exchange collection shall be immediately applied towards repayment of the principal, interest and other expenses of the borrowed monies. Upon expiry of the loan, Party A shall settle in full all outstanding principal interest and other expense of the loan. If the opening bank of the L/C involved in the packing loan refuses payment or if Party A fails to delivery L/C-conform documents with the term of the L/C, Party B shall have the right to declare immediate maturity of the packing loan.
(4) Party A shall apply the borrowing towards preparing the goods required under the L/C involved in the packing loan, and shall not re-allocate such borrowing to other uses. If Party A fails to use the loan in accordance with the agreed purpose of use, Party B shall have the right to charge a penalty interest in respect of the disbursed loan at an interest determined by Party B in accordance with relevant rules and Party B may further exercise the right to recover in advance the loan as well as other rights.
(5) Without the written consent of Party B and the security provider, Party A may not request or accept an amendment to the clauses of the L/C or cancellation of the L/C.
(6) During the term of the loan, if there occurs to the L/C clauses a material change adverse to the interest of Party B, including without limitation reduction of the L/C amount, prolongation of the payment term, cancellation of the L/C, etc., Party A shall be obligated to repay the loan in advance in accordance with the request of Party B.
(7) Party A may not transfer the L/C and its rights and obligations hereunder without the written consent of Party B.
(8) Party A shall furnish to Party B information on its use of the packing loan and the preparation status of the exports under the L/C, shall ship the goods as required by the

L/C, shall accept the supervision of Party B and shall further submit to Party B the full set of clean originals of the documents under the L/C.
7.24 When Party A draws on the Export Bill Purchase Limit under an L/C, Party A and Party B shall also have the following rights and obligations, respectively:
(1) Party A shall have the right to submit to Party B the request for drawing on the export bill purchase financing credit line limit hereunder.
(2) The RMB and foreign currency settlement operations of Party A under the export bill purchase arrangement shall all be handled through the account opened with Party B.
(3) Party A shall submit to Party B the original copy of the L/C and any original amendment copy thereof (if any) under the export bill purchase arrangement and the full set of documents required to be submitted under such L/C so that Party B may forward the documents and request payment. Proceeds received shall be directly applied towards repayment of the principal, interest and relevant expenses under the export bill purchase arrangement and any shortfall amount shall be satisfied by Party A separately, provided that Party B shall have the right to directly deduct and transfer monies from any account opened by Party A with the whole system of the Import & Export Bank of China. If the opening bank refuses payment, Party B shall have the right to immediately request Party A to pay the monies under the export bill purchase arrangement and relevant interest and expenses.
(4) In the event of a documentary discrepancy, Party B shall have the right not to handle the export bill purchase facility.
(5) If a foreign bank (inclusive the opening bank and its designated bank) for any reason refuses to pay, or delays in payment of, or reduces the payment of the amounts under the L/C, Party B shall have the right to request to cover the principal and interest of all of such amounts or the short portion thereof, together with all losses, and shall further have the right to deduct and transfer such monies from any account opened by Party A with the whole system of the Import & Export Bank of China or other accounts receivable of Party A. Party B shall concurrently have the right to dispose of, in its discretion, the documents and the goods under the export bill purchase arrangement and to apply the proceeds from such disposal towards satisfaction of its claims and shall further have the right to request Party A to provide for any shortfall portion.
(6) Party A shall have the right to prepay the loan, with the interest to be calculated on the basis of actual days of use and the loan interest rate agreed hereunder.
7.25 When Party A draws on the Export Bill Purchase limit under a documentary collection arrangement, Party A and Party B shall also have the following rights and obligations, respectively:
(1) Party A shall the right to submit to Party B the request for drawing on the export bill purchase financing credit line limit hereunder.

(2) The RMB and foreign currency settlement operations of Party A under the export bill purchase arrangement shall all be handled through the account opened with Party B.
(3) Party A shall take out an export credit insurance and shall assign its relevant rights and interests under such insurance policy to Party B. Party A shall submit to Party B the full set of the documents for collection required hereunder so that Party B may forward the documents and request payment. Proceeds received shall be directly applied towards repayment of the principal, interest and relevant expenses under the export bill purchase facility and any shortfall amount shall be satisfied by Party A separately.
(4) If Party B receives from the collecting bank an advice specifying that the payment has been refused by the payer, then the export bill purchase facility under the export documentary collection arrangement shall become immediately due and payable.
(5) If for any reason the payer refuses to pay, or delays in payment of, or reduces the payment of relevant monies, Party B shall have the right to request to cover the principal and interest of all of such amounts or the short portion thereof, together with all losses, and shall further have the right to deduct and transfer such monies from any account opened by Party A with the whole system of the Import & Export Bank of China or other accounts receivable of Party A. Party B shall concurrently have the right to dispose of, in its discretion, the documents and the goods hereunder and to apply the proceeds from such disposal towards satisfaction of its claims and shall further have the right to request Party A to provide for any shortfall portion.
(6) Party A shall have the right to prepay the loan, with the interest to be calculated on the basis of actual days of use and the loan interest rate agreed hereunder.
7.26 In handling the letter of guarantee credit line facility grant business, Party A and Party B shall also have the following rights and obligations, respectively:
(1) When applying to Party B for the opening of a letter of guarantee, Party A shall in accordance with the request of Party B submit in respect of each operation a Letter of Guarantee Opening Application and provide the underlying contract and other documents and information, and shall warrant the truthfulness of such documents and the lawfulness of such underlying transaction.
(2) The RMB and foreign currency settlement operations under the letter of guarantee the opening of which has been applied for by Party A shall all be handled through Party B.
(3) Party B shall handle such letter of guarantee business in accordance with relevant laws and regulations, and international customary practices.
(4) Party A covenants to discharge its repayment obligations in respect of its Debts owing to Party B. For the purpose of this clause, the term “Debts” shall include without limitation the monies payable for the goods under the letter of guarantee; relevant handling fees; the telecommunication fees; miscellaneous expenses; the overdue interest payable by Party A arising out of the payment advanced by Party B under the letter of guarantee; liquidated damages; indemnities; relevant banking expenses the payment of which has been declined by a foreign beneficiary; and the claims realization expense incurred by Party B.
(5) Where an amendment is required in respect of the letter of guarantee, Party A shall submit to Party B a Letter of Guarantee Amendment Application and shall undertake to pay all costs arising out of such letter of guarantee amendment (including relevant banking expenses the payment of which has been declined by the foreign beneficiary).
(6) Party A shall within the period prescribed by Party B notify Party B in writing to handle the outward indemnity payment procedures, failing which Party B shall have the right to handle in its discretion such outward indemnity payment procedures and Party A shall bear all liabilities and consequences arising therefrom.
(7) If, due to a non-satisfaction of the conditions for indemnity payment, Party A intends to request Party B to refuse such indemnity payment, Party A shall within the period prescribed by Party B submit to Party B in writing the reasons therefor. In any event, even if Party A has requested refusal of payment, Party B shall nonetheless have the right to independently determine the truthfulness and validity of the indemnity claim and whether or not to refuse payment and Party A shall bear the consequences and losses arising out of such independent determination effected by Party B in accordance with the clauses of the letter of guarantee and applicable international customary practices and shall be restricted from refusing to repay the monies advanced by Party B under the letter of guarantee on the basis of such independent determination.
(8) Party A shall be liable to indemnify the losses incurred by Party B as a result of a dispute arising out of the underlying contract of the letter of guarantee or a reason attributable to a third party.
(9) Party B shall in no event be held liable for any consequence arising out of the delay or loss occurring during the course of transmission of any telegram, correspondence or documents, or for any delay, incompleteness or other error occurring during the course of any telegraphic transmission.
(10) Portions of the Letter of Guarantee Opening Application and the Letter of Guarantee Amendment Application the completion of which is required to be effected in English shall be completed in English. If Party A completes such portions in Chinese and thereby causes ambiguities, Party B shall not be liable for the same.
(11) All consequences arising out of illegible writing or ambiguous wording in the Letter of Guarantee Opening Application and the Letter of Guarantee Amendment Application shall solely be borne by Party A.

7.27 When Party A draws on the Export Factoring Limit, Party A and Party B shall also have the following rights and obligations, respectively:
(1) Party A shall have the right to request Party B to make available the export factoring finance hereunder.
(2) The RMB and foreign currency settlement operations of Party A under the export factoring facility shall all be handled through the account opened with Party B.
(3) Party A shall submit to Party B the full set of documents required under the export factoring facility so that Party B may forward the documents and request payment. Proceeds received shall be directly applied towards repayment of the principal, interest and relevant expenses of the financing facility and any shortfall amount shall be satisfied by Party A separately, provided that Party B shall have the right to directly deduct and transfer monies from any account opened by Party A with the whole system of the Import & Export Bank of China. If the payment cannot be recovered on time, Party B shall have the right to immediately request Party A to pay the monies under the export factoring financing facility and relevant interest and expenses thereof.
(4) If the foreign import factor for any reason refuses to pay, or delays in payment of, or reduces the payment of relevant monies, Party B shall have the right to request to cover the principal and interest of all of such amounts or the short portion thereof, together with all losses, and shall further have the right to deduct and transfer such monies from any account opened by Party A with the whole system of the Import & Export Bank of China or other accounts receivable of Party A. Party B shall concurrently have the right to dispose of, in its discretion, the documents and the goods under the export factoring arrangement and to apply the proceeds from such disposal towards satisfaction of its claims and shall further have the right to request Party A to provide for any shortfall portion.
(5) Party A shall have the right to prepay the loan, with the interest to be calculated on the basis of actual days of use and the loan interest rate agreed hereunder.
(6) Party A shall warrant that the trade is truthful and lawful and does not exceed the business scope and export authority of Party A.
7.28 When Party A draws on the Export Commercial Invoice Discounting Limit, Party A and Party B shall also have the following rights and obligations, respectively:
(1) Party A shall have the right to request Party B to make available the export commercial invoices discounting facility hereunder.
(2) The RMB and foreign currency settlement operations of Party A under the export commercial invoices discounting facility shall all be handled through the account opened with Party B.

(3) Party A shall submit to Party B the full set of documents required under the export commercial invoices discounting facility so that Party B may forward the documents and request payment. Proceeds received shall be directly applied towards repayment of the principal, interest and relevant expenses of the financing facility and any shortfall amount shall be satisfied by Party A separately, provided that Party B shall have the right to directly deduct and transfer monies from any account opened by Party A with the whole system of the Import & Export Bank of China. If the payment cannot be recovered on time, Party B shall have the right to immediately request Party A to pay the monies under the export factoring financing facility and relevant interest and expenses thereof.
(4) If the foreign import for any reason refuses to pay, or delays in payment of, or reduces the payment of relevant monies, Party B shall have the right to request to cover the principal and interest of all of such amounts or the short portion thereof, together with all losses, and shall further have the right to deduct and transfer such monies from any account opened by Party A with the whole system of the Import & Export Bank of China or other accounts receivable of Party A. Party B shall concurrently have the right to dispose of, in its discretion, the documents and the goods under the export commercial invoices discounting facility arrangement and to apply the proceeds from such disposal towards satisfaction of its claims and shall further have the right to request Party A to provide for any shortfall portion.
(5) Party A shall have the right to prepay the loan, with the interest to be calculated on the basis of actual days of use and the loan interest rate agreed hereunder.
7.29 When Party A draws on the Import Factoring Limit, Party A and Party B shall also have the following rights and obligations, respectively:
(1) Party A shall the right to request Party B to make available the import factoring guarantee hereunder.
(2) The RMB and foreign currency settlement operations of Party A under the import factoring facility shall all be handled through the account opened with Party B.
(3) Party A covenants to discharge its repayment obligations in respect of its Debts owing to Party B. For the purpose of this clause, the term “Debts” shall include without limitation the monies payable for the goods under the import factoring facility; relevant formalities fee; the telegram fee; miscellaneous expenses; the overdue interest payable by Party A arising out of the payment advanced by Party B under the import factoring facility; liquidated damages; indemnities; relevant banking expenses the payment of which has been declined by the foreign party; and the claims realization expense incurred by Party B.
(4) Party A shall within the period prescribed by the payment advice from Party B notify Party B in writing to handle the outward payment/ late payment confirmation/ payment refusal formalities. If Party A fails to so notify Party B in the prescribed period, Party B shall have the right to handle in its discretion such outward payment/ late payment confirmation/ payment refusal formalities and Party A shall bear all liabilities and consequences arising therefrom.
(5) If, due to a dispute, Party A intends to request Party B to refuse payment//late payment confirmation, Party A shall, within the period prescribed by the payment advice from Party B, submit to Party B in writing the payment refusal request and reasons therefor and shall at the same time return to Party B all of the documents submitted by Party B to Party A. Party B shall have the independent, final right of determination and disposal with respect to such dispute and shall further have the right to determine whether or not to make the outward payment/ late payment confirmation.
(6) Party A shall be liable to indemnify the losses incurred by Party B as a result of a dispute arising out of the contract underlying the import factoring arrangement or a reason attributable to a third party.
(7) Party B shall in no event be held liable for any consequence arising out of the delay or loss occurring during the course of transmission of any telegram, correspondence or documents, or for any delay, incompleteness or other error occurring during the course of any telegraphic transmission.
(8) Party A shall be liable to settle the principal, interest and relevant expense arising out of the payment advanced by Party B in its handling of the import factoring business and Party B shall have the right to deduct and transfer such monies from any account opened by Party A with the whole system of the Import & Export Bank of China or other accounts receivable of Party A. Party B shall concurrently have the right to dispose of, in its discretion, the documents and the goods under the import factoring arrangement and to apply the proceeds from such disposal towards satisfaction of its claims and shall further have the right to request Party A to provide for any shortfall portion.

Article 8	Security
8.1. Of the Credit Line Limits hereunder, Renminbi 500 million shall be granted without the provision of any security (counter-security),  N/A  shall be granted with the backing of a joint liability guarantee to be provided by  N/A  with joint liability (with the backing of a mortgage (pledge) to be provided by  N/A ). The relevant parties will enter into the security contract separately.
8.2. Party A agrees that if Party A fails to pay Party B any amount on a timely basis and such amount is converted into a loan upon consent of Party B, Party B shall have the right to enforce its security rights under this Agreement based on the underlying loan debt. Party B shall have the right to request Party A to change the guarantor or provide other security, as the case may be.

8.3. If Party A and Party B have agreed upon a deposit requirement in respect of a specific credit facility granted hereunder, Party A shall open with Party B a special deposit account which shall be supervised by Party B. When applying for the grant of the relevant facility, Party A shall pay into the deposit account the full pro rata amount at the agreed percentage. In case Party A fails to repay such relevant facility as agreed, Party B shall have the right to directly deduct a corresponding amount from such deposit account for the purpose of satisfying its claims.

Article 9	Breach of Contract
9.1. Events of Breach
Any of the following events shall be deemed a breach of contract if it occurs prior to settlement of the debts arising hereunder:
(1) Breach by Party A
a. Party A fails to provide true, complete and valid financial statements, operation information or any other relevant materials in accordance with the requirements of Party B;
b. Party A fails to use relevant proceeds for the purpose as agreed by both parties;
c. Party A fails to repay any outstanding mature debt on a timely basis, including but not limited to, the principal, interest and any other charges of each credit facility extent hereunder;
d. Party A refuses or prevents Party B from checking and supervising the usage of relevant loan;
e. Party A transfers any asset or withdraws any fund for the purpose of evading debts;
f. Party A fails to fully and properly perform any of its obligations hereunder or to fully comply with any undertaking, warrant, obligation or liability hereof and fails to take actions satisfactory to Party B within the period specified by Party B to correct any event or situation that may have material and adverse effect on the interest of Party B;
g. Party A becomes unable to repay mature debts due to deterioration of its operation and financial conditions or is involved in or is threatened with a significant litigation, arbitration or any other legal dispute, which, in the opinion of Party B, may affect or damage or has affected or damaged any interest of Party B under this Agreement;
h. Any other liability of Party A has affected or may affect its performance of any obligation owed to Party B under this Agreement;

i. Party A fails to repay any other mature debt owed to the Export & Import Bank of China;
j. During the term of this Agreement, Party A effects without consent of Party B any contracting, leasing, merger, acquisition, joint venture, spin-off, consolidation, conversion to joint stock system or any other action that modifies its form of operation or transforms its mechanism of operation, which in the opinion of Party B may affect or damage or has affected or damaged any interest of Party B under this Agreement;
k. The relevant trade is untrue or illegal;
l. any other event which in the opinion of Party B may affect the enforcement of its rights as the creditor; or
n. any breach of any other obligation agreed hereunder.
(2) If any of the following events occurs to the guarantor and if Party A fails to provide a new guarantee in lieu of the same in accordance with Party B’s requirements, such event shall be deemed a breach of Party A:
a. The guarantor effects contracting, leasing, merger and acquisition, joint venture, spin-off, consolidation, conversion into the joint-stock system, bankruptcy or de-registration, which will be in a position to affect its ability to fulfill its joint guarantee liability hereunder;
b. The guarantor provides a security to any third party beyond its ability to support such commitment;
c. The guarantor has lost or may lose its ability to provide a security; or
d. any other breach by the guarantor set out in the guarantee agreement.
(3) If any of the following events occurs to the mortgagor and if Party A fails to provide a new security in lieu of the same in accordance with Party B’s requirements, such event shall be deemed a breach of Party A:
a. The mortgagor fails to purchase property insurance for the mortgaged property in accordance with Party B’s requirements or fails to obtain insurance indemnity in accordance with the mortgage agreement upon occurrence of any insurance event;
b. The mortgaged property is damaged, destroyed or devaluated due to the fault of any third party and the mortgagor fails to obtain damage compensation in accordance with the mortgage agreement;
c. The mortgagor transfers, leases, re-mortgages or otherwise disposes of the mortgaged property without written consent of Party B;

d. The mortgagor disposes of the mortgaged property upon consent of Party B but fails to use the amount resulting from such disposition of the mortgaged property in the way provided by the mortgage agreement;
e. The mortgaged property becomes damaged, destroyed or devalued and will thereby affect the repayment of the debt under this Agreement, while the mortgagor fails to restore the value of the mortgaged property or to provide other security acceptable to Party B; or
f. any other breach by the mortgagor set out in the mortgage agreement.
(iv) If any of the following events occurs to the pledgor and if Party A fails to provide a new security in lieu of the same in accordance with Party B’s requirements, such event shall be deemed a breach of Party A:
a. The pledgor fails to purchase property insurance for the pledged property in accordance with Party B’s requirements or fails to obtain insurance indemnity in accordance with the pledge agreement upon occurrence of any insurance event;
b. The pledged property is damaged, destroyed or devaluated due to the fault of any third party and the pledgor fails to obtain damage compensation in accordance with the pledge agreement;
c. The pledgor disposes of the pledged property upon consent of Party B but fails to use the amount resulting from such disposition of the pledged property in the way provided by the pledge agreement;
d. The pledged property becomes damaged, destroyed or devalued and will thereby affect the repayment of the debt under this Agreement, while the pledgor fails to restore the value of the pledged property or to provide other security acceptable to Party B; or
e. any other breach by the pledgor set out in the pledge agreement.
(v) If any security contract or other security becomes ineffective, invalid or annulled, or any provider of security completely or partly loses its ability to provide the security or refuses to performs its guarantee obligations, and Party A fails to provide a new security in lieu of the same in accordance with Party B’s requirements, Party A shall be deemed in breach of this agreement.
9.2. Remedies
If there occurs any of the events of breach provided in sub-sections (1) through (5) above, Party B shall have the right to take one or more of the following actions:

(1) to make corresponding adjustment to (up to termination of Party A’s use of) the trade finance and letter of guarantee credit facilities or any single facility hereunder;
(2) to declare all unpaid debts under this Agreement becoming due immediately and request Party A to repay the principals, interests and charges of all due and undue debts hereunder;
(3) to collect overdue interest, if Party B has been required to make any advance payment under a L/C, letter of guarantee or export factoring due to a breach by Party A. Such overdue interest shall be charged as from the day of such advance payment, at the overdue loan interest rate equal to the 6-month LIBOR two business days immediately preceding the day of such advance payment + 300 BP, plus a margin of 50%.
When the packing loan is due, Party B may collect interest that Party A fails to pay on a timely bases based on the interest rate and through the interest settlement method agreed hereunder. If the packing loan is overdue and the dominating currency is Renminbi, Party B shall have the right to collect interest on the amount that Party A fails to repay on a timely basis (including all or part of advanced loan as declared by Party B) based on the overdue interest rate issued by the People’s Bank of China when such loan becomes overdue and through the interest settlement method agreed hereunder, as of the day when such loan becomes overdue. If the packing loan is overdue and the dominating currency is a foreign currency, Party B shall have the right to collect interest based on an overdue interest rate which shall be equal to  N/A  and through the interest settlement method agreed hereunder.
If any amount under the import bill advance, export bill advance, export factoring or outward remittance financing facilities becomes overdue, interest will be collected based on an overdue interest rate equal to 150% of the original trade finance interest rate;
(4) to deduct any amount in any currency from Party A’s account with the Export & Import Bank of China and exchange for other currency in accordance with Party B’s rules.
(5) to request Party A to provide additional security for all debts under the Credit Line Limit hereof;
(6) to enforce its rights of security;
(7) to terminate this Agreement; and
(8) Prior to full settlement of Party B’s claims, no tolerance or grace of period granted by Party B and no delay by Party B in the exercise of any of its rights in respect of any breach of Party A shall damage, affect or restrict any right available to Party B or be construed as Party B’s permission of any breach or a waiver by Party B of taking any action against such breach now or in the future.

Article 10	Notice

Any notice or document exchanged between the parties under this Agreement shall be deemed delivered: (i)when sent in person or through a entrusted person, on the day when any employee or receipt representative of the receiving party receives such notice or document; (ii)when sent via express mail or inner-city (including urban and suburban areas) certified mail through relevant post office, on the day immediately following the day when such mail is sent out; or (iii) when sent via facsimile, on the day when the receiving party receives such facsimile copy. If the delivery date determined according to foregoing sentence is inconsistent with the actual receiving date of the receiving party or the date of acknowledgment of receipt by the receiving party, the delivery date shall be the earliest of such dates.
Either party shall notify the other party of any change of its address, name, telephone number, fax number or any other contact information within fifteen days of such change. Either party shall have the right to rely on the original address, name, telephone number, fax number or any other contact information of the other party until receiving such change notice.

Article 11	Amendment to the Agreement
Unless otherwise provided herein, upon effectiveness of this Agreement, if any party needs to amend the provisions hereof, such party shall notify the other party promptly and a written instrument shall be made subject to mutual agreement between the two parties, while the original provision hereof shall continue to be effective until execution such written instrument.

Article 12	Other Agreed Matters
If any bill advance or outward remittance financing is made and the financing term does not extend to the succeeding calendar year, the interest rate shall be the daily LIBOR in two business days immediately preceding to the day when such advance or financing is made + 250BP. If the financing term extends to the succeeding calendar year, the interest rate shall be the daily LIBOR in two business days immediately preceding to the day when such advance or financing is made + 300BP.
If there is any inconsistency between the special agreement made by Party A and Party B under this Article and other provision hereof, this Article shall prevail.

Article 13	Governing Law and Dispute Resolution
This Agreement shall be governed by and construed in accordance with laws of People’s Republic of China.

Any dispute arising from or related to this Agreement may be resolved through mutual consultations between the parties hereto or, failing such consultations, will be resolved through the method set out in Item (i) below:
(i) litigation brought before the people’s court of the location of Party B; or
(ii) arbitration by China International Economic and Trade Arbitration Commission in accordance with the then effective arbitration rules of the commission. The arbitration shall take place in Beijing. The arbitration award shall be final and binding on both parties hereto.
During the course of litigation or arbitration, the portion of this Agreement which is involved in the dispute shall continue to be enforced. In addition, if any provision or content of this agreement is lawfully annulled or is found invalid, the remaining provisions or content shall not be affected thereby and shall instead remain effective.

Article 14	Effectiveness of Agreement
This Agreement shall become effective upon execution by the legal representative (or the responsible person) or authorized signatory of Party A and affixation of the official seal of Party A and execution by the responsible person or authorized signatory of Party B and affixation of the official seal of Party B.

Article 15	Counterparts
This Agreement shall be made in TWO originals.
Within the Credit Line Term and the Credit Line Limits, all legal documents (including but not limited to the facility grant applications and various vouchers) resulting in the creditor-debtor relationship between Party A and Party B shall be part of this Agreement.

Article 16	Representations
1. Party A has clear knowledge of the business scope and the scope of authority of Party B.
2. Party A has read all provisions of this Agreement. Party B has made clarifications in respect of relevant provisions hereof at Party A’s request. Party A has had thorough knowledge of and has fully understood the meaning of all provisions hereof and the relevant legal consequences.
3. Party A has the full, appropriate capacity and power to execute, deliver, receive and implement this Agreement and any other document under or related to this Agreement to which it is a party and has obtained all necessary authorizations and approvals. The organization and signatory who execute, deliver, receive and implement such documents on its behalf have been legally and duly authorized and have the power to take such actions on its behalf to make such documents including this Agreement binding on it. The execution, delivery, receipt and implementation of this Agreement and any other document under or related to this Agreement by Party A do not violate or conflict with any applicable decrees, laws, rules, decisions or orders, or its articles of association and other constitutional documents, and do not breach any contract, agreement or undertaking that restricts or binds it or its assets.
Party A (official seal):
Legal representative or authorized signatory (signature): /s/ Zongwei Li
Date: October 27, 2008
Party B (official seal):
Legal representative or authorized signatory (signature): /s/ Jianhua Xu
Date: October 27, 2008